EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER EARNINGS SHARE

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
12 months ended December 31, 2001	9,203,224	9,203,224	$(2,534,691)	$(0.28)	$(0.28)
12 months ended December 31, 2002	9,399,374	9,611,108	$5,001,480	$0.53	$0.52
12 months ended December 31, 2003	9,566,059	9,875,141	$6,925,219	$0.72	$0.70

12 months ended December 31, 2001

	Basic		Diluted
Average Shares Outstanding	9,203,224		9,203,224
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		0
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		158,830
Average Option Price		$2.63
Total Exercise Cost		$417,723
Shares Repurchased		32,840
Net Shares from Option - Plan 2			0
Options - Plan 3		516,145
Average Option Price		$6.68
Total Exercise Cost		$3,447,849
Shares Repurchased		271,057
Net Shares from Option - Plan 3			0
Options - Plan 4		300,045
Average Option Price		$13.54
Total Exercise Cost		$4,062,609
Shares Repurchased		319,388
Net Shares from Option - Plan 4			0
Options - EFA Non-qualified		85,500
Average Option Price		$10.19
Total Exercise Cost		$871,245
Shares Repurchased		68,494
Net Shares from Option - EFA Non-qualified			0
Options - CGB Qualified		70,279
Average Option Price		$10.33
Total Exercise Cost		$725,982
Shares Repurchased		57,074
Net Shares from Option - CGB Qualified			0
Options - CGB Non-Qualified		72,732
Average Option Price		$10.56
Total Exercise Cost		$768,050
Shares Repurchased		60,381
Net Shares from Option - CGB Non-Qualified			0
Options - Moneta		175,879
Average Option Price		$12.50
Total Exercise Cost		$2,198,488
Shares Repurchased		172,837
Net Shares from Option - Moneta			0
Stock Appreciation Rights		100,604
Average SAR Price		$12.55
Total Exercise Cost		$1,262,580
Shares Repurchased		99,259
Net Shares from SARS			0

Gross Shares	9,203,224		9,203,224
Price		$12.72

12 months ended December 31, 2002

	Basic		Diluted
Average Shares Outstanding	9,399,374		9,399,374
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		57,455
Average Option Price		$3.14
Total Exercise Cost		$180,409
Shares Repurchased		16,876
Net Shares from Option - Plan 2			40,579
Options - Plan 3		452,541
Average Option Price		$6.90
Total Exercise Cost		$3,122,533
Shares Repurchased		292,098
Net Shares from Option - Plan 3			160,443
Options - Plan 4		464,960
Average Option Price		$12.60
Total Exercise Cost		$5,858,496
Shares Repurchased		548,035
Net Shares from Option - Plan 4			0
Options - Plan 5		54,032
Average Option Price		$9.52
Total Exercise Cost		$514,385
Shares Repurchased		48,118
Net Shares from Option - Plan 5			5,914
Options - EFA Non-qualified		85,500
Average Option Price		$10.18
Total Exercise Cost		$870,390
Shares Repurchased		81,421
Net Shares from Option - EFA Non-qualified			4,079
Options - CGB Qualified		40,495
Average Option Price		$10.59
Total Exercise Cost		$428,842
Shares Repurchased		40,116
Net Shares from Option - CGB Qualified			379
Options - CGB Non-qualified		45,552
Average Option Price		$10.61
Total Exercise Cost		$483,307
Shares Repurchased		45,211
Net Shares from Option - CGB Non-qualified			341
Options - Moneta		187,241
Average Option Price		$12.44
Total Exercise Cost		$2,329,278
Shares Repurchased		217,893
Net Shares from Option - Moneta			0
Stock Appreciation Rights		70,388
Average Stock Appreciation Rights Price		$12.13
Total Exercise Cost		$853,806
Shares Repurchased		79,870
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,399,374		9,611,108
Price		$10.69

12 months ended December 31, 2003
	Basic		Diluted
Average Shares Outstanding	9,566,059		9,566,059
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,836
Net Shares from Option - Plan 2			7,364
Options - Plan 3		401,144
Average Option Price		$6.94
Total Exercise Cost		$2,783,939
Shares Repurchased		209,319
Net Shares from Option - Plan 3			191,825
Options - Plan 4		542,500
Average Option Price		$12.13
Total Exercise Cost		$6,580,525
Shares Repurchased		494,776
Net Shares from Option - Plan 4			47,724
Options - Plan 5		327,057
Average Option Price		$11.85
Total Exercise Cost		$3,875,625
Shares Repurchased		291,400
Net Shares from Option - Plan 5			35,657
Options - EFA Non-qualified		90,236
Average Option Price		$10.13
Total Exercise Cost		$914,091
Shares Repurchased		68,729
Net Shares from Option - EFA Non-qualified			21,507
Options - CGB Qualified		17,568
Average Option Price		$10.73
Total Exercise Cost		$188,505
Shares Repurchased		14,173
Net Shares from Option - CGB Qualified			3,395
Options - CGB Non-qualified		10,816
Average Option Price		$11.32
Total Exercise Cost		$122,437
Shares Repurchased		9,206
Net Shares from Option - CGB Non-qualified			1,610
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		174,297
Net Shares from Option - Moneta			0
Stock Appreciation Rights		65,916
Average Stock Appreciation Rights Price		$11.91
Total Exercise Cost		$785,060
Shares Repurchased		59,027
Net Shares from Stock Appreciation Rights			0
Additional Grant (July 1)		5,455
		13.65
		$74,459
		5,598
			0

Gross Shares	9,566,059		9,875,141
Price		$13.30

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